Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the inclusion in this Pre-Effective Amendment to Registration Statement on Form S-1 of our report dated November 18, 2025, relating to the financial statement of VanEck BNB ETF, as of November 14, 2025, and to the references to our firm under the heading “Experts” in such Registration Statement.
/s/ Cohen & Company
Cohen & Company, Ltd.
Towson, Maryland
March 12, 2026

COHEN & COMPANY, LTD.
Registered with the Public Company Accounting Oversight Board

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